Exhibit 99.1

INOVALON REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Fourth Quarter 2019 Highlights

•	Q4 revenue of $173.5 million, up 27% year-over-year (fully organic)

•	Q4 net income of $4.7 million, resulting in diluted net income of $0.03 per share

•	Q4 Non-GAAP net income of $21.9 million, resulting in Non-GAAP diluted net income of $0.15 per share

•	Q4 Adjusted EBITDA of $57.6 million, up 48% year-over-year

•	Q4 Adjusted EBITDA margin of 33.2%, up 470 basis points year-over-year

•	Q4 new sales ACV[1] totaled $73.5 million, up 60% year-over-year
Full Year 2019 Highlights

•	Full year revenue of $642.4 million, up 22% year-over-year, and up 14% organically

•	Full year net income of $7.8 million, resulting in diluted net income of $0.05 per share

•	Full year Non-GAAP net income of $77.5 million, resulting in Non-GAAP diluted net income of $0.52 per share

•	Full year Adjusted EBITDA of $210.7 million, up 39% year-over-year

•	Full year Adjusted EBITDA margin of 32.8%, up 400 basis points year-over-year
Full Year 2019 Platform Dataset Highlights

•	MORE[2] Registry® unique patient counts of 314 million, up 19% year-over-year

•	MORE[2] Registry® medical event counts of 53 billion, up 24% year-over-year
2020 Guidance Highlights

•	Reaffirmed 2020 revenue guidance of $698 million to $718 million, reflecting 9% to 12% growth

•	Reaffirmed 2020 Adjusted EBITDA guidance of $231 million to $241 million, reflecting 10% to 14% growth

•	Raised 2020 guidance ranges for net income, non-GAAP net income, net income and non-GAAP income per share, and cash flow from operations

•	Providing first quarter 2020 guidance, including revenue of $158.5 million to $163 million, reflecting 9% to 12% growth
Subsequent Event Debt Repricing Highlight

•	Executed repricing of credit facility on February 11, 2020, decreasing applicable interest rate margin
Please refer to our Fourth Quarter & Full Year 2019 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including financial metrics, guidance details, and other information that will be referenced during the Company’s conference call.
BOWIE, Md. – February 19, 2020 – Inovalon (Nasdaq: INOV), a leading provider of cloud-based platforms empowering data-driven healthcare, today announced financial results for the fourth quarter and full year of 2019, reaffirmed and raised guidance ranges for the full year 2020, and issued guidance for the first quarter of 2020.
“The fourth quarter was another period of strong execution across the Company,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “The quarter and year were hallmarked by many positives, with strong advances in our platform capabilities, the reach of our connectivity, breadth of our datasets, performance of our salesforce, and implementation capabilities. I am extremely pleased with the strong performance that the Inovalon team achieved in 2019 and am looking forward to another great year ahead.”
Fourth Quarter 2019 Financial Results

•	Revenue for the fourth quarter of 2019 was $173.5 million, a year-over-year fully organic increase of 27% compared with $136.3 million for the fourth quarter of 2018.

•	Cost of revenue for the fourth quarter of 2019 was $46.6 million, or 26.8% of revenue, compared with $35.9 million, or 26.3% of revenue, for the fourth quarter of 2018.

•
Net income for the fourth quarter of 2019 was $4.7 million, resulting in diluted net income of $0.03 per share, compared with net loss of $11.0 million and diluted net loss of $0.07 per share, for the fourth quarter of 2018.

•
Adjusted EBITDA for the fourth quarter of 2019 was $57.6 million, a year-over-year increase of 48% compared with $38.8 million for the fourth quarter of 2018. Adjusted EBITDA margin for the fourth quarter of 2019 was 33.2%, a year-over-year increase of 470 basis points compared with 28.5% for the fourth quarter of 2018.

•
Non-GAAP net income for the fourth quarter of 2019 was $21.9 million, resulting in Non-GAAP diluted net income of $0.15 per share, compared with $7.6 million and $0.05 per share, respectively, for the fourth quarter of 2018.

•	Net cash provided by operating activities for the fourth quarter of 2019 was $34.2 million, a year-over-year increase of 25% compared with $27.4 million for the fourth quarter of 2018.

•	Free cash flow[2] was $15.3 million for the fourth quarter of 2019, a year-over-year increase of 20% compared with $12.7 million for the fourth quarter of 2018.
Full Year 2019 Financial Results

•	Revenue for 2019 was $642.4 million, a year-over-year increase of 22% compared with $527.7 million for 2018.

•	Cost of revenue for 2019 was $167.8 million, or 26.1% of revenue, compared with $144.8 million, or 27.4% of revenue, for 2018.

•	Net income for 2019 was $7.8 million resulting in diluted net income of $0.05 per share, compared with a net loss of $39.2 million and net loss of $0.27 per share, respectively, for 2018.

•
Adjusted EBITDA for 2019 was $210.7 million, a year-over-year increase of 39% compared with $151.9 million for 2018. Adjusted EBITDA margin for 2019 was 32.8%, an increase of 400 basis points compared with 28.8% for 2018.

•	Non-GAAP net income for 2019 was $77.5 million, resulting in Non-GAAP diluted net income of $0.52 per share, compared with $39.3 million and $0.27 per share, respectively, for 2018.

•	Net cash provided by operating activities was $106.5 million for 2019, a year-over-year increase of 18% compared with $90.4 million for 2018, representing 16.6% of revenue.

•	Free cash flow was $47.5 million for 2019, a year-over-year increase of 87% compared with $25.4 million for 2018, representing 7.4% of revenue.
“The fourth quarter played out very nicely, capping a strong year across many metrics for the Company,” said Jonathan R. Boldt, Inovalon’s chief financial officer. “Across metrics tracking revenue expansion, gross margin performance, overhead discipline, profitability, connectivity reach, dataset size, compute scalability, platform performance, recruiting effectiveness, voluntary turnover, headcount efficiency, and countless other metrics that we follow closely, we are pleased with what we are seeing and look forward to continuing our focus on execution and always improving as we grow further in 2020 and beyond.”
Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, and free cash flow are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Net cash provided by operating activities is the GAAP financial measure most directly comparable to free cash flow. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income and reconciliations of net cash provided by operating activities to free cash flow, identifying the differences between net income and net cash provided by operating activities and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.
Key Highlights

•
Strong Sales and Revenue Growth. The combination of strong demand for the Company’s cloud-based platform capabilities and significant increases in the Company’s sophistication and scale of sales capabilities continued to drive significant contract signings in the fourth quarter. Q4 2019 total new sales Annual Contract Value (ACV) was a record $73.5 million, or an increase of 60% year-over-year and up 67% sequentially, and platform new sales ACV, excluding Services, was $52.7 million, or an increase of 96% year-over-year. Each of the Company’s four business units (empowering payers, providers, pharmacy, and life sciences) delivered strong double-digit organic revenue growth resulting in fourth quarter revenue of $173.5 million, a fully organic 27% year-over-year increase and a 4% increase sequentially. For the full year 2019, the Company delivered revenue of $642.4 million reflecting a year-over-year increase of 22% with strong year-over-year organic growth of 14%. The strong sales performance during 2019 secured substantive additions to the Company’s new logo list, with sales from new logos contributing 64.4% of the Company’s sales-driven revenue expansion, while positive client experience, value recognition, and successful “land and expand” execution contributed 35.6% during the year.

•
Continued Market-Leading Cloud-Based Innovation. The Company continued to meaningfully advance the capabilities of its cloud-based offerings during the fourth quarter and full-year of 2019. Notable were capability advancements in the Company’s cloud-based pharmacy platform (ScriptMed® Cloud), cloud-based clinical data extraction (CDEaaS®), cloud-based natural language processing (NLPaaS®), and a significantly expanded number of artificial intelligence applications within the Platform. Additionally, during 2019, Inovalon moved into production its FHIR enabled API toolset, providing data and data derivatives on-demand for cloud-based applications, allowing for real-time availability of data and analytics on a transactional basis. Lastly, as announced on January 13, 2020, the Company introduced its cloud-based Healthcare Data Lake offering, providing organizations with an industry-leading single-source-of-truth aggregation of clients’ otherwise disparate datasets, supporting translation of structured and unstructured data, and data supplementation from the industry’s largest healthcare dataset, the MORE[2] Registry® of deidentified data, empowering clients to unlock the value of their own data assets and reduce costs from the elimination of their often multiple legacy enterprise data warehouse environments.

•
Significant MORE[2] Registry® Dataset Growth. The significant size, extensive breadth of data types, historical duration, recency timeliness, and fully linkable primary-sourced nature of Inovalon’s datasets provides a uniquely rich, longitudinally matched real-world dataset able to empower highly differentiated and highly valued capabilities within the Inovalon ONE® Platform. These capabilities can be broadly viewed in four key differentiating strengths: 1) enabling superior training and refining of artificial intelligence, machine learning, and deep learning algorithms; 2) enabling of advanced outcomes-based and relative performance analytics; 3) informing highly detailed patient-specific and consumerism-focused solutions; and 4) supporting large-scale real world evidence (RWE) research and insights. Throughout 2019, and notably during the fourth quarter, Inovalon’s client base, connectivity, and reach of the Inovalon ONE® Platform resulted in significant expansion of the Company’s primary-source datasets. As of December 31, 2019, the MORE[2] Registry® dataset contains more than 314 million unique patient counts and 53 billion medical event counts, representing an increase of 19% and 24% year-over-year, respectively.

•
Term Loan Repricing. On February 11, 2020, Inovalon completed a repricing of its Term Loan B Credit Facility, resulting in a 50 basis point decrease to the applicable interest rate margin to 3.00% with an additional 25 basis point reduction upon achievement of a senior secured net leverage ratio of 3.45:1.00. The repricing is expected to substantively reduce annual cash interest payments. The term loan maturity date of April 2, 2025 and other material provisions, including covenants, under the Credit Agreement, along with the amount of outstanding debt, all remained unchanged by the repricing.

Other Financial Data and Key Metrics
The following constitute other financial data and key metrics which are presented quarterly.

•
Growth of Datasets: At December 31, 2019, the MORE[2] Registry® dataset contained more than 314 million unique patient counts and 53 billion medical event counts, increases of 19% and 24%, respectively, compared with December 31, 2018.

•
Investment in Innovation: For the quarter ended December 31, 2019, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $18.6 million, or 10.7% of revenue. For the full year 2019, Inovalon’s investment in innovation was $71.9 million, or 11.2% of revenue.

•
Analytical Process Count Growth: Inovalon’s trailing twelve-month Patient Analytics Months (“PAM”) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 65 billion as of December 31, 2019, an increase of 35% compared with December 31, 2018.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.
Shares Outstanding
As of January 31, 2020, the Company had 75.7 million shares of Class A common stock outstanding and 79.4 million shares of Class B common stock outstanding.
Financial Guidance
The Company is updating its full-year 2020 guidance to raise its expected net income range, raise its diluted net income per share range, raise its non-GAAP net income range, raise its non-GAAP diluted net income per share range, and raise its net cash provided by operating activities range. Additionally, the Company is reiterating its previously provided full-year 2020 guidance for revenue, Adjusted EBITDA, and capital expenditures.

Financial Metric	Previous 2020 Guidance Originally Provided October 30, 2019	Updated 2020 Guidance Provided February 19, 2020	Change from Full Year 2019
Revenue	$698 million to $718 million	$698 million to $718 million	9% to 12%
Net income	$22 million to $28 million	$25 million to $31 million	221% to 297%
Non-GAAP net income	$86 million to $91 million	$89 million to $94 million	15% to 21%
Adjusted EBITDA	$231 million to $241 million	$231 million to $241 million	10% to 14%
Net cash provided by operating activities	$145 million to $160 million	$170 million to $185 million	60% to 74%
Capital expenditures	$52 million to $58 million	$52 million to $58 million	—
Diluted net income per share	$0.15 to $0.19	$0.17 to $0.21	240% to 320%
Non-GAAP diluted net income per share	$0.57 to $0.61	$0.59 to $0.63	13% to 21%
The Company is providing first quarter 2020 guidance below, indicating 9% to 12% year-over-year organic revenue growth.

Financial Metric	First Quarter 2020 Guidance Provided February 19, 2020	Change from First Quarter 2019
Revenue	$158.5 million to $163 million	9% to 12%
Net income	$0 million to $2 million	—
Non-GAAP net income	$17 million to $19 million	16% to 29%
Adjusted EBITDA	$48 million to $51 million	8% to 15%
Diluted net income per share	$0.00 to $0.01	—
Non-GAAP diluted net income per share	$0.11 to $0.13	10% to 30%
Additional assumptions made within the Company’s 2020 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2020 guidance assumes 150 million weighted average diluted shares.

•	2020 guidance assumes an effective tax rate of approximately 28% for the full year.
Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Conference Call
Inovalon will host a conference call to discuss its fourth quarter and full year 2019 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 4674798; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).
Please refer to our Fourth Quarter & Full Year 2019 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including financial metrics, guidance details, and other information that will be referenced during the Company’s conference call.
About the Inovalon ONE® Platform
The Inovalon ONE® Platform is an integrated cloud-based platform of nearly 100 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset, referred to as a Module, is informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.
About Inovalon
Inovalon is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its Platform, unparalleled proprietary datasets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon’s unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including 24 of the top 25 U.S. health plans, 22 of the top 25 global pharma companies, 19 of the top 25 U.S. healthcare provider systems, and many of the leading pharmacy organizations, device manufacturers, and other healthcare industry constituents, Inovalon’s technology platforms and analytics are informed by data pertaining to more than 988,000 physicians, 552,000 clinical facilities, 314 million Americans, and 53 billion medical events. For more information, visit www.inovalon.com.
Forward Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” “promise,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, expectations regarding implementation timeframes, our ability to meet financial guidance for the first quarter and full year 2020, our ability to pay down outstanding indebtedness, expectations regarding interest payments, expectations regarding tax rates, and statements with respect to visibility, revenue retention and recurring revenue, including ACV. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.
These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS®), Natural Language Processing as a Service (NLPaaS®), and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures
In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.
1 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year). New sales ACV refers to the sum of the first 12 months of revenue expected from new sales contracts signed during a specific period (such as a quarter or year).
2 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software.

Inovalon Holdings, Inc.
Consolidated Statements of Operations

(In thousands, except per-share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$173,489	$136,314	$642,410	$527,676
Expenses:
Cost of revenue(1)	46,553	35,898	167,814	144,826
Sales and marketing(1)	18,407	13,802	62,411	45,534
Research and development(1)	8,527	7,092	33,686	28,638
General and administrative(1)	52,139	48,265	200,762	205,038
Depreciation and amortization	26,880	26,868	108,250	96,725
Restructuring expense	—	36	—	9,500
Total operating expenses	152,506	131,961	572,923	530,261
Income (Loss) from operations	20,983	4,353	69,487	(2,585)
Other income and (expenses):
Interest income	349	307	2,242	2,181
Interest expense	(15,940)	(16,624)	(65,831)	(50,898)
Other expense, net	(2)	(414)	(20)	(2,255)
Income (Loss) before taxes	5,390	(12,378)	5,878	(53,557)
Provision for (Benefit from) income taxes	672	(1,358)	(1,897)	(14,393)
Net income (loss)	$4,718	$(11,020)	$7,775	$(39,164)
Net income (loss) attributable to common stockholders, basic and diluted	$4,563	$(11,020)	$7,538	$(39,164)
Net income (loss) per share attributable to common stockholders, basic and diluted:
Basic net income (loss) per share	$0.03	$(0.07)	$0.05	$(0.27)
Diluted net income (loss) per share	$0.03	$(0.07)	$0.05	$(0.27)
Weighted average shares of common stock outstanding:
Basic	148,836	147,547	148,304	145,389
Diluted	149,075	147,547	148,633	145,389
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$77	$83	$348	$237
	Sales and marketing	501	359	1,675	735
	Research and development	483	336	1,707	1,937
	General and administrative	5,363	4,238	16,500	13,253
	Total stock-based compensation expense	$6,424	$5,016	$20,230	$16,162

Inovalon Holdings, Inc.
Consolidated Balance Sheets

(In thousands, except share and par value amounts)	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$93,094	$115,591
Short-term investments	—	7,000
Accounts receivable (net of allowances of $3,351 and $3,350 at December 31, 2019 and 2018, respectively)	139,514	104,405
Prepaid expenses and other current assets	20,141	34,801
Income tax receivable	4,488	10,330
Total current assets	257,237	272,127
Non-current assets:
Property, equipment and capitalized software, net	147,741	141,758
Operating lease right-of-use assets	45,053	—
Goodwill	955,881	956,029
Intangible assets, net	483,041	535,343
Other assets	19,681	16,158
Total assets	$1,908,634	$1,921,415
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$34,845	$31,295
Accrued compensation	35,135	25,298
Other current liabilities	26,298	51,384
Deferred revenue	13,664	20,628
Credit facilities	9,800	9,800
Operating lease liabilities	8,085	—
Finance lease liabilities	2,533	2,905
Total current liabilities	130,360	141,310
Non-current liabilities:
Credit facilities, less current portion	883,937	939,514
Operating lease liabilities, less current portion	49,690	—
Finance lease liabilities, less current portion	12,266	13,927
Other liabilities	46,529	33,406
Deferred income taxes	97,693	110,669
Total liabilities	1,220,475	1,238,826
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of December 31, 2019 and 2018, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 90,327,728 shares issued and 75,707,553 shares outstanding at December 31, 2019; 86,679,575 shares issued and 72,059,400 shares outstanding at December 31, 2018	1	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 79,369,411 shares issued and outstanding at December 31, 2019; 80,608,685 shares issued and outstanding at December 31, 2018	—	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at December 31, 2019 and 2018, respectively	—	—
Additional paid-in-capital	636,461	618,674
Retained earnings	278,246	270,471
Treasury stock, at cost, 14,620,175 shares at December 31, 2019 and 2018	(199,817)	(199,817)
Other comprehensive loss, net of tax	(26,732)	(6,740)
Total stockholders’ equity	688,159	682,589
Total liabilities and stockholders’ equity	$1,908,634	$1,921,415

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income (loss)	$7,775	$(39,164)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	20,230	16,162
Depreciation	55,948	52,742
Amortization of intangibles	52,302	43,983
Amortization of debt issuance costs and debt discount	4,598	3,138
Deferred income taxes	(3,276)	(12,495)
Restructuring expense, non-cash	—	7,075
Change in fair value of contingent consideration	115	7,212
Other	(877)	621
Changes in assets and liabilities:
Accounts receivable	(35,109)	3,280
Prepaid expenses and other current assets	(489)	(20,002)
Income taxes receivable	5,979	2,208
Other assets	(5,096)	(4,209)
Accounts payable and accrued expenses	10,608	(6,007)
Accrued compensation	9,329	9,292
Other current and non-current liabilities	(6,044)	19,891
Deferred revenue	(6,964)	6,674
Payment for acquisition-related contingent consideration	(2,549)	—
Net cash provided by operating activities	106,480	90,401
Cash flows from investing activities:
Maturities of short-term investments	6,964	96,588
Sales of short-term investments	—	161,772
Purchases of property and equipment	(22,809)	(25,505)
Investment in capitalized software	(36,130)	(39,469)
Acquisition, net of cash acquired of $0 and $23,850, respectively	—	(1,082,740)
Net cash used in investing activities	(51,975)	(889,354)
Cash flows from financing activities:
Proceeds from credit facility borrowings, net of discount	—	965,300
Repayment of credit facility borrowings	(59,800)	(238,700)
Payments for debt issuance costs	—	(18,269)
Proceeds from exercise of stock options	3,669	1,833
Finance lease liabilities paid	(2,393)	(1,201)
Tax payments for equity award issuances	(5,878)	(3,363)
Payment for acquisition-related contingent consideration	(12,600)	—
Net cash (used in) provided by financing activities	(77,002)	705,600
Decrease in cash and cash equivalents	(22,497)	(93,353)
Cash and cash equivalents, beginning of period	115,591	208,944
Cash and cash equivalents, end of period	$93,094	$115,591
Supplemental cash flow disclosure:
Income taxes received, net	$(4,588)	$(4,136)
Interest paid	62,768	43,573
Non-cash transactions:
Accruals of purchases of property, equipment	3,156	12,097
Accruals for investment in capitalized software	1,948	1,495
Leasehold improvement paid by lessor	2,906	—
Acquisition consideration	—	84,156

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$4,718	$(11,020)	$7,775	$(39,164)
Depreciation and amortization	26,880	26,868	108,250	96,725
Interest income	(349)	(307)	(2,242)	(2,181)
Interest expense	15,940	16,624	65,831	50,898
Other expense, net	2	414	20	2,255
Provision for (Benefit from) income taxes	672	(1,358)	(1,897)	(14,393)
EBITDA	47,863	31,221	177,737	94,140
Stock-based compensation	6,424	5,016	20,230	16,162
Acquisition costs:
Transaction costs	—	1,127	898	6,654
Integration costs	1,259	1,293	6,160	6,788
Contingent consideration accretion	(244)	(1,794)	(255)	7,306
Compensatory contingent consideration	291	(358)	66	1,674
Restructuring expense	—	36	—	9,500
Other non-comparable items(1)	2,055	2,304	5,835	9,721
Adjusted EBITDA	$57,648	$38,845	$210,671	$151,945
Adjusted EBITDA margin	33.2%	28.5%	32.8%	28.8%
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income
Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$4,718	$(11,020)	$7,775	$(39,164)
Stock-based compensation	6,424	5,016	20,230	16,162
Acquisition costs:
Transaction costs	—	1,127	898	6,654
Integration costs	1,259	1,293	6,160	6,788
Contingent consideration accretion	(244)	(1,794)	(255)	7,306
Compensatory contingent consideration	291	(358)	66	1,674
Amortization of acquired intangible assets	12,953	13,366	52,302	43,983
Amortization of debt issuance costs and debt discount	1,347	1,062	4,598	3,138
Restructuring expense	—	36	—	9,500
Other non-comparable items(1)	2,055	2,304	5,835	9,721
Tax impact of add-back items	(6,908)	(3,402)	(20,123)	(26,441)
Non-GAAP net income	$21,895	$7,630	$77,486	$39,321

GAAP basic net income (loss) per share	$0.03	$(0.07)	$0.05	$(0.27)
GAAP diluted net income (loss) per share	$0.03	$(0.07)	$0.05	$(0.27)
Non-GAAP basic net income per share	$0.15	$0.05	$0.52	$0.27
Non-GAAP diluted net income per share	$0.15	$0.05	$0.52	$0.27
Weighted average shares of common stock outstanding:
Basic	148,836	147,547	148,304	145,389
Diluted	149,075	147,775	148,633	145,611
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Free Cash Flow
Inovalon defines free cash flow as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. A reconciliation of net cash provided by operating activities to free cash flow follows:

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$34,228	$27,386	$106,480	$90,401
Less: Purchases of property and equipment	(8,787)	(5,562)	(22,809)	(25,505)
Less: Investment in capitalized software	(10,158)	(9,100)	(36,130)	(39,469)
Free cash flow	$15,283	$12,724	$47,541	$25,427

Inovalon Holdings, Inc.
Key Metrics
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business.

	December 31,
(In thousands)	2019	2018
MORE[2] Registry® dataset metrics
Unique patient count(1)	314,788	264,220
Medical event count(2)	53,363,411	42,898,600
Trailing twelve-month Patient Analytics Months (PAM)(3)	65,088,648	48,099,042
_______________________________________________________

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention toolsets focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions toolset capabilities are deployed as summarized below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except percentages)	2019	2018	2019	2018
Investment in Innovation:
Research and development(1)	$8,527	$7,092	$33,686	$28,638
Capitalized software development(2)	10,088	8,145	36,583	38,253
Research and development infrastructure investments(3)	—	2,260	1,581	12,748
Total investment in innovation	$18,615	$17,497	$71,850	$79,639
As a percentage of revenue
Research and development(1)	5%	5%	5%	5%
Capitalized software development(2)	6%	6%	6%	7%
Research and development infrastructure investments(3)	—%	2%	—%	3%
Total investment in innovation	11%	13%	11%	15%
_______________________________________________________

(1)	Research and development primarily includes employee costs related to the development and enhancement of our service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for our platform solutions.

(3)	Research and development infrastructure investments include strategic capital expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA

	Guidance Range
	Three Months Ending March 31, 2020		Year Ending December 31, 2020
(In millions)	Low	High	Low	High
Net income	$—	$2	$25	$31
Depreciation and amortization	27	27	108	108
Interest expense	14	14	59	60
Interest income	(1)	—	(2)	(2)
Provision for income taxes(1)	—	—	10	12
EBITDA	40	43	200	209
Stock-based compensation	6	6	27	28
Other non-comparable items(2)	2	2	4	4
Adjusted EBITDA	$48	$51	$231	$241
Adjusted EBITDA margin	30.3%	31.3%	33.1%	33.6%
_______________________________________________________

(1)	A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income

	Guidance Range
	Three Months Ending March 31, 2020		Year Ending December 31, 2020
(In millions, except per-share amounts)	Low	High	Low	High
Net income	$—	$2	$25	$31
Stock-based compensation	6	6	27	28
Amortization of acquired intangible assets	13	13	52	52
Amortization of debt issuance costs and debt discount	1	1	4	4
Other non-comparable items(1)	2	2	4	4
Tax impact of add-back items(2)	(5)	(5)	(23)	(25)
Non-GAAP net income	$17	$19	$89	$94

GAAP diluted net income per share	$—	$0.01	$0.17	$0.21
Non-GAAP diluted net income per share	$0.11	$0.13	$0.59	$0.63
Weighted average shares of common stock outstanding - diluted	150	150	150	150
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

(2)	A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.
Non-GAAP Financial Measures
Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and free cash flow as a liquidity measure to evaluate the Company’s ability to generate cash to support its ongoing business to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.
These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.
Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.
Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.
Non-GAAP net income and Non-GAAP net income per share
The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.
The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.
The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Free cash flow
The Company defines free cash flow as net cash provided by operating activities calculated in accordance with GAAP less purchases of property and equipment and less investments in capitalized software. The Company uses free cash flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. However, use of free cash flow has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate free cash flow or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:
Inovalon
Kim E. Collins, Senior Vice President. Corporate Communications
Phone: 301-809-4000 x1473
kcollins@inovalon.com

Hulus Alpay, Vice President, Investor Relations
Phone: 301-809-4000 x1237
halpay@inovalon.com